Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-139576) and on Form S-8 (No. 333-126978) of Veri-Tek International Corp. of our report dated March 13, 2006 relating to the financial statements appearing in this Annual Report on Form 10-K for Veri-Tek International Corp. for the two years ended December 31, 2005 and December 31, 2004.

/s/ Freedman & Goldberg
Freedman & Goldberg, CPAs, P.C.

Farmington Hills, MI

April 10, 2007